Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT
TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of August 6, 2025 (this “Amendment”), is entered into by and among Sound Point Meridian Capital, Inc., a closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “Borrower”), and CANADIAN IMPERIAL BANK OF COMMERCE (“CIBC”), as the administrative agent (in such capacity, the “Administrative Agent”) and a Lender.

WHEREAS, the parties hereto have entered into that certain Credit Agreement, dated as of July 8, 2024, by and among the Borrower and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time and as amended hereby, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to certain modifications to the Credit Agreement pursuant to Section 11.01 of the Credit Agreement and the Administrative Agent and the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 2. Amendments to the Credit Agreement and Schedules. Effective as of the Effective Date (as defined below), certain sections of the Credit Agreement are hereby amended as set forth on Annex A to this Amendment. Language being inserted into the applicable section of the Credit Agreement is evidenced by blue, bold and underline formatting. Language being deleted from the applicable section of the Credit Agreement is evidenced by ~~red, strike-through formatting~~.

SECTION 3. Conditions Precedent. Section 2 hereof shall become effective on the date (the “Effective Date”) that is the Business Day immediately following the date on which the Administrative Agent shall have received:

3.1. this Amendment, duly executed and delivered by the parties hereto;

3.2. a certificate of the Responsible Officer of the Borrower attaching resolutions authorizing the entry by the Borrower into this Amendment and the transactions contemplated hereby and

3.3. payment of all other fees and amounts due and payable on or prior to the Effective Date pursuant to the Loan Documents to the extent such fees and disbursements are invoiced at least two (2) Business Days prior to the Effective Date of the Administrative Agent’s special counsel, Mayer Brown LLP.

SECTION 4. Miscellaneous.

4.1. Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

4.2. References to the Credit Agreement and other Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement or any other Loan Document to “this Credit Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement or such Loan Document as amended hereby, and each reference to the Credit Agreement or such Loan Document in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement or such Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

4.3. Representations and Warranties. The Borrower hereby represents and warrants that (a) this Amendment is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered a proceeding in equity or at law), (b) after giving effect to Section 3 hereof, no Event of Default or a Default has occurred and is continuing and (c) the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Effective Date (except to the extent that such representations and warranties relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date).

4.4. Reaffirmation of Obligations. The Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents, and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Person’s obligations under the Loan Documents.

4.5. No Other Changes. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.6. Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term of this Amendment, such provision shall be fully severable and this Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Amendment, and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Amendment.

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4.7. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any agent or any Lender under the Credit Agreement and the other Loan Documents or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

4.8. Governing Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principles that might otherwise apply, shall govern the validity, construction, enforcement and interpretation of this Amendment and all of the other Loan Documents.

4.9. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns as provided in the Credit Agreement.

4.10. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment.

4.11. Multiple Counterparts. This Amendment may be executed in any number of counterparts (including by facsimile, electronic mail (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or in portable document format), all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

SOUND POINT MERIDIAN CAPITAL, INC., a closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended

By:	/s/ Ujjaval Desai
Name:	Ujjaval Desai
Title:	Manager / Authorized Signatory

By:	/s/ Kevin Gerlitz
Name:	Kevin Gerlitz
Title:	Manager / Authorized Signatory

CIBC – Sound Point

First Amendment to Credit Agreement

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ADMINISTRATIVE AGENT AND LENDER:

CANADIAN IMPERIAL BANK OF COMMERCE,
as Administrative Agent and a Lender

By:	/s/ Kathryn Lagroix
Name:	Kathryn Lagroix
Title:	Managing Director

CIBC – Sound Point

First Amendment to Credit Agreement

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ANNEX A

Conformed Credit Agreement

See attached.

CIBC – Sound Point

First Amendment to Credit Agreement

Annex A-1

~~EXECUTION VERSION~~

FIRST AMENDMENT CONFORMED COPY

DATED: August 6, 2025

CREDIT AGREEMENT

Dated as of July 8, 2024

By and Between

SOUND POINT MERIDIAN CAPITAL, INC., as Borrower,

and

CANADIAN IMPERIAL BANK OF COMMERCE,

as Administrative Agent and Lender,

		Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	24
1.03	Accounting Terms	25
1.04	[Reserved]	26
1.05	Rounding	26
1.06	Times of Day	26
1.07	References to Agreements and Laws	26
1.08	Interest Rates	26

ARTICLE II THE COMMITMENTS AND BORROWINGS		27
2.01	Loans	27
2.02	Borrowings and Continuations of Loans	27
2.03	[Reserved]	28
2.04	Prepayments	28
2.05	Remittance Procedures	30
2.06	Termination or Reduction of Commitments	~~34~~ 31
2.07	Repayment of Loans	~~35~~ 31
2.08	Interest	~~35~~ 31
2.09	Fees	32
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~36~~ 32
2.11	Evidence of Debt	~~36~~ 33
2.12	Payments Generally; Administrative Agent’s Clawback	33
2.13	Sharing of Payments by Lenders	~~38~~ 34
2.14	[Reserved]	35
2.15	Increase in Commitments	35
2.16	[Reserved]	~~40~~ 36
2.17	Defaulting Lenders	~~40~~ 36
2.18	Extension of Maturity Date	~~41~~ 37
2.19	Benchmark Replacement Setting	39

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		40
3.01	Taxes	~~47~~ 40
3.02	Illegality	43
3.03	Inability to Determine Rates	44
3.04	Increased Costs	45
3.05	Compensation for Losses	46
3.06	Mitigation Obligations; Replacement of Lenders	46
3.07	Survival	~~50~~ 46

ARTICLE IV CONDITIONS PRECEDENT TO BORROWINGS		47
4.01	Conditions of Initial Borrowing	47
4.02	Conditions to All Borrowings	~~52~~ 48

ARTICLE V COLLATERAL; COLLATERAL ACCOUNTS; CUSTODIAN		~~53~~ 49
5.01	Liens and Security Interest	~~53~~ 49
5.02	Collateral Accounts	~~53~~ 49
5.03	Custodian	51

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(continued)

		Page
ARTICLE VI REPRESENTATIONS AND WARRANTIES		51
6.01	Existence, Qualification and Power; Compliance with Laws	~~55~~ 51
6.02	No Conflicts	~~55~~ 51
6.03	Governmental Authorization; Other Consents	~~55~~ 52
6.04	Binding Effect	52
6.05	Investment Policies; Permission to Borrow	52
6.06	Litigation	~~56~~ 52
6.07	No Default	~~56~~ 52
6.08	Ownership of Property; Liens	~~56~~ 52
6.09	Environmental Compliance	~~56~~ 52
6.10	[Reserved]	~~56~~ 52
6.11	Taxes	~~56~~ 52
6.12	[Reserved.]	53
6.13	ERISA Compliance	53
6.14	Subsidiaries	53
6.15	Margin Regulations	53
6.16	Disclosure	53
6.17	Compliance with Laws	~~57~~ 53
6.18	OFAC; USA Patriot Act	~~57~~ 53
6.19	Anti-Corruption Laws; AML Laws	54
6.20	Covered Entity	54
6.21	Ranking of Obligations	54
6.22	Financial Condition; Solvency	54
6.23	Investment Company Act	~~58~~ 54
6.24	No Material Adverse Effect	~~58~~ 54

ARTICLE VII AFFIRMATIVE COVENANTS		55
7.01	Financial Statements	55
7.02	Certificates; Other Information	55
7.03	Notices	~~59~~ 57
7.04	Payment of Taxes	58
7.05	Preservation of Existence, Etc.	58
7.06	Maintenance of Properties	58
7.07	Maintenance of Insurance	~~62~~ 58
7.08	Compliance with Laws	~~62~~ 58
7.09	Books and Records	~~62~~ 58
7.10	Inspection Rights	~~62~~ 59
7.11	Use of Proceeds	59
7.12	Approvals and Authorizations	59
7.13	Anti-Corruption Laws; Sanctions; AML Laws	59
7.14	[Reserved]	~~63~~ 59
7.15	Dividends or Distributions	~~63~~ 59

ARTICLE VIII NEGATIVE COVENANTS		~~63~~ 59
8.01	Liens	~~63~~ 59
8.02	Indebtedness	60
8.03	Fundamental Changes	~~64~~ 60
8.04	Investments	~~64~~ 60
8.05	Changes in Nature of Business	~~64~~ 60
8.06	Transactions with Affiliates	~~64~~ 60
8.07	Distribution	61

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(continued)

		Page
8.08	Changes to Organization Documents and Investment Policies	61
8.09	Financial Covenant	~~65~~ 61
8.10	Sanctions	~~65~~ 61
8.11	Anti-Corruption Laws; AML Laws	~~65~~ 62
8.12	Fiscal Year and Accounting Method	62
8.13	Limitations on Disposals of Investments	62
8.14	Status of RIC	62
8.15	Subsidiaries	62

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		62
9.01	Events of Default	~~66~~ 62
9.02	Remedies Upon Event of Default	64
9.03	Application of Funds	65

ARTICLE X ADMINISTRATIVE AGENT		~~69~~ 66
10.01	Appointment and Authority	~~69~~ 66
10.02	Rights as a Lender	66
10.03	Exculpatory Provisions	66
10.04	Reliance by Administrative Agent	67
10.05	Delegation of Duties	67
10.06	Resignation of Administrative Agent	~~71~~ 67
10.07	Non-Reliance on Administrative Agent and Other Lenders	~~71~~ 69
10.08	[Reserved]	69
10.09	Administrative Agent May File Proofs of Claim	69
10.10	Certain ERISA Matters	~~73~~ 70
10.11	Recovery of Erroneous Payments	~~74~~ 71

ARTICLE XI MISCELLANEOUS		71
11.01	Amendments, Etc.	71
11.02	Notices; Effectiveness; Electronic Communication	~~76~~ 72
11.03	No Waiver; Cumulative Remedies; Enforcement	74
11.04	Expenses; Indemnity; Damage Waiver	~~78~~ 75
11.05	Payments Set Aside	~~80~~ 76
11.06	Successors and Assigns	~~80~~ 77
11.07	Treatment of Certain Information; Confidentiality	80
11.08	Right of Setoff	81
11.09	Interest Rate Limitation	~~85~~ 81
11.10	Integration; Effectiveness	~~85~~ 82
11.11	Survival of Representations and Warranties	82
11.12	Severability	82
11.13	Replacement of Lenders	82
11.14	Governing Law; Jurisdiction; Etc.	83
11.15	Waiver of Jury Trial	84
11.16	No Advisory or Fiduciary Responsibility	84
11.17	Electronic Execution; Electronic Records; Counterparts	~~88~~ 85
11.18	Judgment Currency	~~89~~ 86
11.19	USA PATRIOT Act	86
11.20	English Language	86
11.21	[Reserved]	86
11.22	ENTIRE AGREEMENT	86
11.23	Acknowledgement Regarding Any Supported QFCs	~~90~~ 86

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SCHEDULES

1.01	Approved Broker Dealers
2.01	Commitments; Applicable Percentages
5.01	Eligible Investments
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Note
C	Assignment and Assumption
D	Pledge and Security Agreement
E	U.S. Tax Compliance Certificates
F	Extension Notice
G	Facility Increase Notice
H	NAV Report
I	Compliance Certificate

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CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of July 8, 2024, by and between Sound Point Meridian Capital, Inc., a closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Canadian Imperial Bank of Commerce, as Administrative Agent.

The Borrower has requested that the Lenders provide a revolving credit facility and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“1940 Act”: the Investment Company Act of 1940, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

“Account Bank” means the Bank of New York Mellon and any successor thereto, or such other account bank mutually acceptable to the Administrative Agent and the Borrower from time to time.

“Accounting Principles” means GAAP.

“Accrual Period”: With respect to (a) the Initial Payment Date, the period from and including the Closing Date to and including the Determination Date preceding the Initial Payment Date, and (b) any subsequent Payment Date, the period from but excluding the Determination Date preceding the previous Payment Date to and including the Determination Date preceding the current Payment Date (or, in the case of the final Payment Date, to and including such Payment Date); provided that if such date is not a Business Day, then such date shall be the next succeeding Business Day.

“Additional Commitment Lender” has the meaning specified in Section 2.18(c).

“Administrative Agent” means CIBC in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 11.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the recitals.

“Agreement Currency” has the meaning specified in Section 11.18.

“AML Laws” means all Laws of any jurisdiction applicable to any Lender or the Borrower from time to time concerning or relating to anti- money laundering.

“Anti-Corruption Laws” has the meaning specified in Section 6.19.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the fourth decimal place) that such Lender’s Commitments as set forth on Schedule 2.01 hereto to the Aggregate Commitments, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Loans have been terminated pursuant to Section 10.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (i) with respect to Term SOFR Loans, ~~3.75~~[  ]% per annum and (ii) with respect to Base Rate Loans, ~~2.75~~[  ]% per annum.

“Approved Broker Dealers” means (a) any entity listed in Schedule 1.01 hereto, (b) if any entity listed in Schedule 1.01 hereto is not the principal banking or securities Affiliate within a financial holding company group, the principal banking or securities Affiliate of such entity within such financial holding company group, and (c) any other entity that may from time to time be added with the mutual agreement of the Borrower and the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assigned Value” means for any Eligible Investment, as of any date of determination:

(a) if a Daily Mark Event has not occurred and is continuing, an amount equal to the Market Value; and

(b) if a Daily Mark Event has occurred and is continuing, the amount determined by (and in order of priority) (i) Markit Group Limited or (ii) an arithmetic mean of the following pricing services: (1) Markit Group Limited and either of (2) JPMorgan PricingDirect, BAML Price Serve or quotes from Approved Broker Dealers; provided that, if in any case the preceding pricing services and/or quotes, as applicable, are not available, the Assigned Value shall be determined by CIBC acting in a commercially reasonable manner and in good faith, and in accordance with CIBC’s internal valuation or pricing policies that are consistently applied to financial products that are similar to the relevant Eligible Investment.

For avoidance of doubt, an Ineligible Asset shall have an Assigned Value of zero.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with the Accounting Principles, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with the Accounting Principles if such lease were accounted for as a capital lease.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination in full of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans pursuant to Section 9.02.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Accrual Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Balance-sheet CLO” means a CLO where the issuer (or its affiliates) securitizes middle market or broadly syndicated loans off of its balance sheet into a special purpose vehicle.

“Base LTV Ratio” means ~~25~~[  ]%.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and (c) Term SOFR for Dollars plus 1.00%.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in U.S. Dollars.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to: Dollars, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred, or the then-current Benchmark, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement (as applicable) to the extent that such Benchmark Replacement (as applicable) has replaced such prior benchmark rate pursuant to Section 2.19.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19, and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning specified in Section 11.23.

“Bond” means a publicly issued or privately placed debt security or note (that is not a loan or a participation interest in a loan) that is issued by a corporation, limited liability company, partnership or trust.

“Bond CLO” means a CLO of which over 15% (by outstanding principal amount) of the collateral is comprised of Bonds.

“Borrower” has the meaning specified in the recitals.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means Term SOFR Loans having the same Accrual Period made by each of the Lenders pursuant to Section 2.01 or Term SOFR Loans converted to Base Rate Loans pursuant to Section 2.19, 3.02 or 3.03.

“Borrowing Base” means as of any date of determination, the sum of the following: (i) the Dollar Equivalent of the aggregate Assigned Value of the Eligible Investments, as adjusted for any reductions due to any Concentration Limit (provided that only that portion of an Eligible Investment in excess of the Concentration Limit shall be excluded for purposes of the calculation of the Borrowing Base) plus (ii) the Dollar Equivalent of any cash or Cash Equivalents residing in the Collection Accounts. For the avoidance of doubt, (i) any Eligible Investment which subsequently becomes an Ineligible Investment and (ii) any Eligible Investment that has been pledged as collateral to the CIBC Repo Facility, shall not be included in the calculation of the Borrowing Base.

“Borrowing Base Report” means a report provided by the Borrower containing a calculation of the Borrowing Base on a proforma basis, which shall contain (i) an itemized list of all Investments of the Borrower, which shall indicate which Investments qualify as Eligible Investments and which are pledged by the Borrower as collateral for the CIBC Repo Facility, (ii) the calculation of the Assigned Value of each Eligible Investment; (iii) a calculation of the LTV Ratio; and (iv) providing a calculation confirming compliance with all Concentration Limits.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in the New York, New York or such other state where the Administrative Agent’s Office is located; provided that, if such day relates to any interest rate settings as to a Term SOFR Loan, any interest rate setting, funding, disbursement, settlement or payment of any Term SOFR Loan, any day that is a U.S. Government Securities Business Day.

“Cash Equivalents” means Investments other than cash in any of the following: (a) securities issued or fully guaranteed or insured by the United States, Canada or a member state of the European Union or any agency or instrumentality of any thereof; (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any Lender or any Affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency); (c) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency); (d) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities Exchange Commission under the Investment Company Act; and (e) investment funds investing at least 95% of their assets in cash equivalents of the types described in clauses (a) through (d) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution).

“CCC CLO” means a CLO of which over 15% (by outstanding principal amount) of the collateral is comprised of loans rated “CCC+” or “Caa1” (or the equivalent) or below by the applicable rating agency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“CIBC” means Canadian Imperial Bank of Commerce.

“CIBC Repo Facility” means each repurchase agreement entered into by and among CIBC (or its affiliates) and Borrower from time to time, and any novation agreement (or similar agreement) (if any) with respect to the transfer of any repurchase agreement between Sound Point Meridian Master Fund LP, a Cayman Islands exempted limited partnership, and CIBC (or its affiliates).

“CLO” means a securitization product created to acquire and manage a pool of leveraged loans which is known as a “collateralized loan obligation”.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Co-Investment Order” means an order issued by the SEC in connection with Investment Company Act Re-lease No. IC-35173; File No. 812-15476-01 (April 19, 2024).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral Account” has the meaning specified in Section 5.02(b).

“Collections Account” has the meaning specified in Section 5.02(b).

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. For avoidance of doubt, the aggregate Commitment for all Lenders ~~on the Closing~~as of the First Amendment Effective Date is $100,000,000.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Communication” means this Agreement, any Loan Document and any written document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Company Agreement” means, with respect to the Borrower, the Certificate of Incorporation and the Bylaws of the Borrower, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof.

“Competitor” means any private or registered investment fund or vehicle or financial institution that, as material part of its investment program, invests in private credit or CLO securities or any Affiliate thereof or Person whose primary business is the management of such investment fund or vehicles or financial institution; provided, however, that Competitor shall exclude any commercial or investment bank; provided further, any Affiliate of a commercial or investment bank which is an investment or asset management fund, vehicle or similar institution that invests private credit or CLO securities as a material part of its investment program, in which case such investment or asset management fund, vehicle or similar institution shall be a Competitor.

“Conforming Changes” means, with respect to either the use or administration of SOFR, Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “Base Rate,” the definition of “Business Day,” the definition of “Determination Date”, the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Concentration Denominator” means, as of any date of determination: (a) for the period commencing on and including the Closing Date to and including the 6-month anniversary of the Closing Date, $500,000,000, and (b) thereafter, the Borrowing Base as of such date.

“Concentration Limit” means at all times:

(a) with respect to the three largest Eligible Investments in the Borrowing Base, the Market Value attributable to each such Eligible Investment shall not exceed 5.0% of the Concentration Denominator;

(b) with respect to the three next largest Eligible Investments in the Borrowing Base (after those described in clause (a) above) the Market Value attributable to each such Eligible Investment shall not exceed 4.0% of the Concentration Denominator;

(c) with respect to all other Eligible Investments not described in clause (a) or (b) above, the Market Value attributable to each such Eligible Investment shall not exceed 3.0% of the Concentration Denominator;

(d) with respect to the Eligible Investments managed by a single manager (and its majority-owned affiliates), no more than 12% of the Concentration Denominator shall be comprised of Eligible Investments managed by each of the three largest single managers (and their majority-owned affiliates) (measured by Market Value of the Eligible Investments managed by such manager); and no more than 10% may be managed by each other single manager (and its majority-owned affiliates); and

(e) with respect to Eligible Investments that are Eligible CLOs comprising European CLOs, no more than 5% of the Concentration Denominator shall be comprised of such Eligible Investments.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” has the meaning specified in Section 11.23.

“Covered Party” has the meaning specified in Section 11.23.

“CRE CLO” means a securitization product created to acquire and manage a pool of commercial real estate loans which is known as a “commercial real estate collateralized loan obligation.

“Custodian” means Bank of New York Mellon, in its capacity as collateral custodian, collateral agent and collateral administrator for the benefit of the Borrower.

“Custody Account” means has the meaning specified in Section 5.02.

“Custody Agreement” means the Global Custody Agreement, dated as of February 12, 2024, between the Borrower and the Custodian, as amended, restated, supplemented or otherwise modified from time to time.

“Daily Mark Event” shall occur if, on any Business Day, the most recent LTV Ratio is greater than ~~40~~[  ]%, provided that each Daily Mark Event that has occurred shall be continuing until such time as the next date upon which the LTV Ratio is less than ~~35~~[  ]%, and such LTV Ratio shall be calculated on each Business Day until the LTV Ratio is less than ~~35~~[  ]%.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means when used with respect to Obligations other than Term SOFR Loans, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided that with respect to Term SOFR Loans, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Default Right” has the meaning specified in Section 11.23.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, has notified the Borrower, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) or with respect to its obligations under other agreements generally in which it commits to extend credit (unless such public statement of non-compliance is due to the applicable debtor’s breach thereunder as a result of such Lender’s good faith dispute with respect to its obligations thereunder), (b) has failed, within three’ Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (b) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Deposit Account Control Agreement” means an account control agreement for a deposit account executed and delivered by and among the Borrower, the Administrative Agent and the Account Bank, in the form acceptable to the Administrative Agent in its reasonable discretion.

“Determination Date” means the last day of each calendar month or calendar quarter, as applicable; provided that if such Determination Date is not a Business Day, then the Determination Date shall be the next succeeding Business Day.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, assignation, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning specified in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a currency other than Dollars, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such other currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion and acting in good faith) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.

“Electronic Copy” shall have the meaning specified in Section 11.17.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assets” means the Total Assets of Borrower other than those Investments of the Borrower that are securities or debt of an entity that is (a) not Solvent and otherwise subject to any action or proceeding under any Debtor Relief Law, or (b) is in default of its credit facilities or any other material agreements to which such entity is a party.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible CLO” means a CLO: (i) whose assets consist of senior, secured, syndicated loans acquired by such CLO, (ii) that intends to capture the excess spread between the portfolio of assets and the classes of debt, with the equity investors entitled to receive any excess cash flows after the debt investors are paid in full and (iii) that is managed by a CLO manager (other than Sound Point Capital Management, L.P. or an affiliate of the Borrower). For the avoidance of doubt, European CLOs may constitute an Eligible CLO. For the avoidance of doubt, none of: (a) CRE CLOs; (b) Balance-sheet CLOs; (c) CCC CLOs; (d) Bond CLOs; or (e) Middle Market CLOs shall constitute an Eligible CLO.

“Eligible Investment” means, at any time, an Investment directly owned by the Borrower (which for the avoidance of doubt may be held through the Custodian pursuant to the Custody Agreement), that is (a) an Investment in (x) the rated notes or subordinated notes of an “Eligible CLO” or (y) preference shares, subordinated notes or equivalent forms of equity in an unrated CLO warehouse in which the related CLO arranger has priced the rated notes so long as (i) such CLO will, upon its closing, constitute an “Eligible CLO” and (ii) such CLO will have a closing date no later than eight (8) weeks after the occurrence of the pricing of the rated notes; (b) not subject to any Lien other than Permitted Liens; and (c) not subject to any Material Investment Event. For the avoidance of doubt, any Eligible Investment which subsequently fails to meet the criteria described in above shall not be considered to be Eligible Investments for all purposes hereunder. On the Closing Date, the only Eligible Investments shall be the investments listed on Schedule 5.01 hereto, which Schedule 5.01 shall be further updated from time to time after the Closing Date to reflect Eligible Investments acquired by the Borrower.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA).

“Euro” and “€” mean the single currency of the any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“European CLO” means a CLO denominated in Euros, of which over 50% (by outstanding principal amount) of the collateral is comprised of European broadly syndicated leveraged loans, European floating rate notes or European senior secured fixed rate bonds.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extension Fee” means the fee payable with respect to any extension of the Maturity Date pursuant to Section 2.18., as set forth in the applicable Fee Letter.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FCPA” has the meaning specified in Section 6.19.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means each fee letter entered into by the Borrower, the Administrative Agent and/or any Lender from time to time, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“First Amendment Effective Date” means August 6, 2025.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means, a Lender that is not a U.S. Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Illegality Notice” has the meaning specified in Section 3.02.

“Increase Effective Date” has the meaning specified in Section 2.15.

“Increase Fee” means the fee payable with respect to any increase in the Aggregate Commitments in accordance with Section 2.15, such fee to be agreed between the Administrative Agent and the Borrower at the time of any increase in the Aggregate Commitments.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with the Accounting Principles (except as otherwise provided below):

(a) the principal amount of all obligations of such Person for borrowed money and the principal amount of all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all reimbursement obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (except as provided below);

(c) net obligations of such Person under any Swap Contract (only to the extent such net obligations result in a liability under the Accounting Principles and after taking into account any collateral or margin posted in respect to such Swap Contract);

(d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued liabilities incurred in the ordinary course of business and payable and paid in accordance with customary practices);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all obligations of the Person to repurchase any securities or other assets;

(g) all guarantees of such Person in respect of any of the foregoing; and

(h) Attributable Indebtedness in respect of financing leases and Synthetic Lease Obligations.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of: (i) any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person, (ii) any other Person that is consolidated into the financial statements of the Person or whose Indebtedness is recourse to such Person and (iii) the Indebtedness of any Person shall exclude the aggregate undrawn stated amount of letters of credit (but shall include all payment and reimbursement obligations due in respect thereof). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date, net of any collateral or margin posted with respect to such Swap Contract. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

For purposes of the Loan Documents, the Borrower’s obligations under any Preferred Securities issued by the Borrower shall not constitute “Indebtedness”.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04.

“Ineligible Asset” means, an asset of the Borrower that is not an Eligible Asset.

“Ineligible Investment” means, at any time, an Investment of the Borrower that is not an Eligible Investment.

“Information” has the meaning specified in Section 11.07.

“Initial Payment Date” means September 16, 2024.

“Interest Collections Account” has the meaning specified in Section 5.02(a).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person or (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person. For purposes of covenant compliance, the amount of any Investment in another Person shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less the amount of cash distributions received by such Person from the Person in which such Investment was made.

“Investment Manager” means (a) Sound Point Meridian Management Company, LLC, a limited liability company organized pursuant to the laws of the State of Delaware, which is registered as an investment adviser with the SEC, acting as the sole “investment adviser” of the Borrower, or (b) any Affiliate thereof that is designated by the Borrower as a replacement investment manager; provided that, for the avoidance of doubt, any sub-advisor that may be appointed from time to time shall not constitute the “Investment Manager” for the purposes of the Loan Documents.

“Investment Policies” means, as to the Borrower, the policies and objectives for, and limits and restrictions on, investing by the Borrower as set forth in the Borrower’s Company Agreement, and Prospectus, as modified through clause (b) of this definition, and (b) any other public announcement (including, without limitation, a Form 8-K filed with the SEC) or any other certified shareholder report filed with the SEC).

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lender Parties” and “Lender Recipient Parties” mean, collectively, the Lenders.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Note, each Fee Letter, each Security Agreement, and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.

“Loan Notice” means a notice of (a) a Borrowing or (b) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“LTV Ratio” means, as of any date of determination, the ratio of (a) the outstanding principal Obligations to (b) the Borrowing Base, expressed as a percentage. For the avoidance of doubt any Indebtedness incurred pursuant to the CIBC Repo Facility shall not be included in the calculation of clause (a) of the prior sentence, and any assets of the Borrower pledged pursuant to the CIBC Repo Facility shall not be included in the calculation of clause (b) or any component thereof.

“LTV Shortfall” has the meaning specified in Section 2.04(c)(i).

“Margin Stock” has the meaning assigned thereto in Regulation U.

“Market Value” with respect to any Eligible Investment, as of any date of determination, the amount equal to either (i) the midpoint of the “bid” and the “ask” price quotes for such Eligible Investment, as determined by any of the following services (and in order of priority): (1) Markit Group Limited, (2) JPMorgan PricingDirect, (3) BAML Price Serve or (4) quotes from Approved Broker Dealers or (ii) if no bid/ask is available for such Eligible Investment, then the Market Value shall be the amount determined by the Administrative Agent, acting in a commercially reasonable manner and in good faith, and in accordance with the Administrative Agent’s internal valuation or pricing policies that are consistently applied to financial products that are similar to the relevant Eligible Investment, to be the Market Value for such Eligible Investment; provided that, in the event of a Market Value Dispute Event, the Market Value for such date shall be the arithmetic average of the bids provided by the Borrower to the Administrative Agent in accordance with the definition of “Market Value Dispute Event”.

“Market Value Dispute Event” means, with respect to any Eligible Investment, the Borrower may dispute the Market Value for an Eligible Investment calculated in accordance with either clause (a)(i) or clause (a)(ii) of the definition of “Market Value” by providing to the Administrative Agent actionable bids from two or more Approved Broker Dealers no later than 4:00 pm two Business Days after the date upon which the Administrative Agent provides its Market Value for such Eligible Asset. For the purposes hereof, “actionable bid” shall mean such bid (i) that is not inflated and (ii) with respect to which the entity purporting to provide such bid is not bankrupt or insolvent.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower; (b) a material impairment of the ability of the Borrower to perform its obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of the Loan Documents.

“Material Investment Event” means (a) an “event of default” (or equivalent term) under the related indenture of an Eligible Investment which permits the principal of the rated notes under such Eligible Investment to be declared immediately due and payable or (b) the occurrence of a “cause” event (or equivalent term) under the related collateral management agreement of an Eligible Investment which permits the removal of the collateral manager of such Eligible Investment.

“Maturity Date” means ~~July 8~~August 4, ~~2026~~2028, as such date may be extended pursuant to Section 2.18; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Middle Market CLOs” means a CLO of which over 50% (by outstanding principal amount) of the collateral is comprised of loans with facility sizes less than $200,000,000.

“Minimum Utilization Amount” means ~~70~~[  ]% of the Aggregate Commitment.

“Maximum LTV Percentage” means (a) at any time that an Event of Default is not continuing, ~~50~~[  ]%; and (b) at any time that an Event of Default has occurred and is continuing, ~~0~~[  ]%.

“NAV” means, with respect to any Eligible Investment, the value of such Eligible Investment as calculated by the Borrower, in accordance with the valuation policies of the Borrower from time to time, and as the foregoing are calculated in accordance with its normal practices and the Accounting Principles or otherwise pursuant to the requirements of applicable law, rule or regulation, and to the extent the same have been provided, as provided in the most recent quarterly financial reports of the Borrower, provided, however, that (x) if the Borrower has re-calculated the value of one or more Eligible Investments after the end of the most-recent financial quarter (but before the end of the next financial quarter), and such value is lower than the prior reported value, such more recent value shall be used, and (y) such amount shall also be adjusted to reflect any write-down of such Eligible Investment occurring on or prior to such date, in each case, in accordance with its valuation policies and in accordance with its normal practices and the Accounting Principles or otherwise pursuant to requirements of applicable law, rule or regulation.

“NAV Report” means the monthly NAV report as published by the Borrower, in substantially the form of Exhibit H.

“Net Proceeds” means, with respect to any Disposition of an Investment of the Borrower, the cash proceeds actually received by the Borrower, net of (with respect to the Borrower or its Affiliates) (a) selling costs and out-of-pocket expenses (including broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, consultant and other customary fees actually incurred in connection therewith and transfer and similar taxes, the Borrower’s good faith estimate of income taxes paid or payable, (b) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, other than to make a payment for which such amount was reserved, such amounts shall constitute Net Proceeds), (c) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Loans) which is secured by the assets sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset), and (d) cash escrows (until released from escrow to the Borrower) from the sale price for such Disposition.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 2.18(b).

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) in respect of the Borrower, its Company Agreement, and (b) with respect to any Person other than the Borrower, (i) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.13(b)).

“Outstanding Amount” means with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date.

“Overnight Rate” means, for any day, with respect to any amount denominated in U.S. Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patriot Act” has the meaning specified in Section 6.18(b).

“Payment Date” means, beginning on the Initial Payment Date, the fifteenth (15th) day of March, June, September and December in each year; provided that if such day is not a Business Day, the next succeeding Business Day.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Liens” has the meaning specified in Section 8.01.

“Permitted Material Amendments” has the meaning specified in Section 8.08(a).

“Permitted RIC Distributions” means, without duplication, dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year (or any calendar year, as relevant) of the Borrower in amounts not to exceed 110% of the higher of (x) the net investment income of the Borrower for the applicable year determined in accordance with GAAP and as specified in the annual financial statements most recently delivered pursuant to Section 7.01(a) and (y) the amount that is estimated in good faith to allow the Borrower (i) to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain the Borrower’s eligibility to be taxed as a RIC for any such taxable year, (ii) to reduce to zero (0) for any such taxable year its liability for federal income taxes imposed on (A) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (B) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) to avoid federal excise taxes for such taxable year (or for the previous taxable year) imposed by Section 4982 of the Code (or any successor thereto).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, sponsored or maintained by the Borrower or any of its ERISA Affiliates, to which the Borrower or any of its ERISA Affiliates contributes or has any obligation to contribute or with respect to which the Borrower or any of its ERISA Affiliates may have any liability (contingent or otherwise).

“Plan Asset Regulations” means U.S. Department of Labor Regulation 29 C.F.R Section 2510.3-101) as modified by Section 3(42) of ERISA.

“Platform” has the meaning specified in Section 7.02.

“Prime Rate” means the rate of interest per annum published in The Wall Street Journal as the “prime rate” for such day; provided, that if The Wall Street Journal does not publish such rate on such day then such rate as most recently published prior to such day; and provided, further, in the event that The Wall Street Journal shall, for any reason, fail or cease to publish the “Prime Rate”, the Administrative Agent shall choose a reasonably comparable index or source to use as the basis for the “Prime Rate”. For the avoidance of doubt, in the event that any such rate is less than the Floor, such rate shall be deemed to be the Floor.

“Pledge and Security Agreement” means that certain pledge and security agreement between the Borrower and the Administrative Agent, granting a security interest to the Administrative Agent in the Collateral, substantially in the form of Exhibit D hereto, as may be amended, restated, supplemented or otherwise modified from time to time.

“Principal Collections Account” has the meaning specified in Section 5.02(a).

“Preferred Securities” means any security issued by the Borrower other than a security constituting (a) Indebtedness or (b) common stock.

“Prepayment Premium” has the meaning specified in Section 2.06(b).

“Prospectus” refers to effective registration statements filed with the SEC, documents filed with the SEC, and other offering documents.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 7.02.

“QFC” has the meaning specified in Section 11.23.

“QFC Credit Support” has the meaning specified in Section 11.23.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Request for Borrowing” means with respect to a Borrowing or continuation of Loans, a Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, further, that at any time there is more than one unaffiliated Lender, “Required Lenders” shall be compromised of no less than two unaffiliated Lenders.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“Responsible Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer or assistant treasurer of the Borrower solely for purposes of the delivery of incumbency certificates (or other certificates of the Borrower evidencing the identity, authority and capacity of each Responsible Officer) pursuant to Section 4.01, the secretary or any assistant secretary of the Borrower and, solely for purposes of notices given pursuant to Article II, any other officer or employee of so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans at such time.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“Same Day Funds” means with respect to disbursements and payments in U.S. Dollars, immediately available funds.

“Sanctions” has the meaning specified in Section 6.18 hereof.

“Sanctioned Persons” has the meaning specified in Section 6.18 hereof.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Account Control Agreement” means an account control agreement for a securities account executed and delivered by and among the Borrower, the Administrative Agent and the Account Bank, in the form acceptable to the Administrative Agent in its reasonable discretion.

“Security Agreement” means, collectively, each Securities Account Control Agreement, each Deposit Account Control Agreement and any Pledge and Security Agreement executed and delivered by Borrower granting a security interest to the Administrative Agent in the Collateral, as applicable, substantially in form and substance satisfactory to the Administrative Agent.

“SOFR” means a rate equal to the Secured Overnight Financing Rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR and Term SOFR, or any successor administrator of SOFR or Term SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person (on a going concern basis) is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person (on a going concern basis) is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become actual or matured liabilities.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Supported QFC” has the meaning specified in Section 11.23.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based on the terms of such Swap Contracts.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor for the “accrual period” of one- or three-months as elected by the Borrower at the beginning of the Accrual Period, on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day;

(b) for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” means, as of any date of determination, two percent (2%) of the Net Asset Value of the Borrower reported in the most recent monthly report stating the Borrower’s NAV that is filed with the SEC; provided that, the Threshold Amount shall not at any time be less than $10,000,000.

“Total Assets” means all assets of the Borrower which in accordance with the Accounting Principles would be classified as assets on a balance sheet of the Borrower prepared as of such time.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state, which governs creation or perfection (and the effect thereof) of security interests in any collateral for the Obligations.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“U.S. Dollar”, “Dollar” and “$” mean the lawful money of the United States.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning specified in Section 11.23.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(3).

“Withholding Agent” means the Borrower and the Administrative Agent.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, amalgamation, consolidation, assignment, sale, Disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, amalgamation, consolidation, assignment, sale, Disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person hereunder (and each Division of any limited liability company that is a joint venture or any other like term shall also constitute such a Person or entity).

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, the Accounting Principles applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein. Notwithstanding the treatment of leases under Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect), any obligations relating to any of the following shall be deemed to be obligations relating to an operating lease and shall not constitute a capital or financing lease under the Loan Documents: (A) a lease that was or would have been accounted for by any Person as an operating lease prior to any modification or interpretive change to GAAP as a result of Accounting Standards Codification 842 (or any other Accounting Standards Codification or any other Financial Accounting Standard having a similar result or effect) or (B) any lease or arrangement similar to any of the foregoing entered into after the Closing Date by such Person or an Affiliate thereof. For the avoidance of doubt, it is understood and agreed that a lease or other arrangement that would be accounted for by any Person as an operating lease under Accounting Standards Codification 842 (or any other Accounting Standards Codification or any Financial Accounting Standard having a similar result or effect) shall also be treated as an operating lease for purposes of the Loan Documents.

(b) Changes in the Accounting Principles. If at any time any change in the Accounting Principles would affect the computation of any financial ratio, amount, measurement or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio, amount, measurement or requirement to preserve the original intent thereof in light of such change in the Accounting Principles (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio, amount, measurement or requirement shall continue to be computed in accordance with the Accounting Principles prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, amount, measurement or requirement made before and after giving effect to such change in the Accounting Principles.

1.04 [Reserved].

1.05 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.08 Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, (a) the administration, submission or any other matter related to any Benchmark, any component definition thereof or rates referenced in the definition thereof, as applicable, or with respect to any alternative, successor or replacement rate thereof (including any Benchmark Replacement), or any calculation, component definition thereof or rate referenced in the definition thereof, including, without limitation, (i) any such alternative, successor or replacement rate (including any Benchmark Replacement) implemented pursuant to Section 2.19, upon the occurrence of a Benchmark Transition Event, and (ii) the effect, implementation or composition of any Conforming Changes pursuant to Section 2.19, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, the applicable existing Benchmark or have the same volume or liquidity as did such Benchmark prior to its discontinuance or unavailability. In addition, the discontinuation of any Benchmark and any alternative, successor or replacement reference rate may result in a mismatch between the reference rate referenced in this Agreement and your other financial instruments, including potentially those that are intended as hedges. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any Benchmark or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, with all determinations of such Benchmark or such alternative, successor or replacement rate by the Administrative Agent to be conclusive, absent manifest error. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, or any component definition thereof or rated referred to in the definition thereof or any such alternative, successor or replacement rate, in each case pursuant to the terms of this Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time), and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II THE COMMITMENTS AND BORROWINGS

2.01 Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to the Borrower in U.S. Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. The Borrower may make Borrowings of Term SOFR Loans only (and shall not be permitted to maintain Base Rate Loans or convert Term SOFR Loans to Base Rate Loans except in accordance with Section 2.19(e), 3.02 and 3.03 hereof), as further provided herein.

2.02 Borrowings and Continuations of Loans.

(a) Each Borrowing and each continuation of Term SOFR Loans, shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 12:00 p.m. one (1) Business Day prior to the date of the requested Borrowing, which date of the requested Borrowing shall be a Business Day; provided that if such Borrowing is requested in Same Day Funds, such notice shall be required not later than 11:00 a.m. on the date of such Borrowing. Each Borrowing or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed or continued and (iv) each Borrowing shall be a Term SOFR Loan (and in the case of a Borrowing in Same Day Funds, a Term SOFR Loan with a term of one month or three-months, at the option of the Borrower).

(b) Following receipt of a Loan Notice in respect of Term SOFR Loans, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic continuation of Term SOFR Loans. In the case of a Borrowing in Same Day Funds, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 4:00 p.m. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, Term SOFR Loans may be continued only on the last day of the Accrual Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, or converted to Term SOFR Loans without the consent of the Required Lenders; provided, however, that notwithstanding the foregoing and for the avoidance of doubt, Term SOFR Loans may be continued as Term SOFR Loans during the existence of Default or Event of Default, in each case, unless the Administrative Agent has otherwise accelerated the Obligations or exercised other rights that terminate the Commitments under Section 9.02.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to the applicable Accrual Period for Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings and all continuations of Loans as the same Type, there shall not be more than twenty (20) outstanding Loans in effect at any time.

(f) Each Lender may, at its option, make any Borrowings available to the Borrower that by causing an Affiliate or branch of such Lender to make such Borrowings available; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Borrowings in accordance with the terms of this Agreement. Additionally, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(g) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes (in consultation with the Borrower) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.03 [Reserved].

2.04 Prepayments.

(a) Voluntary Prepayments. ~~The Borrower may, upon notice from~~Prior to August 6, 2026, the Borrower ~~to~~may not make any voluntary prepayments of the Loans without the prior written consent of the Administrative Agent~~,at any time or from time to time~~ . On and after August 6, 2026, the Borrower may voluntarily prepay the Loans of the Borrower in whole or in part~~;~~ . Any voluntary prepayment shall be upon notice from the Borrower to the Administrative Agent, provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 12:00 p.m. in the case of a Term SOFR Loans, three (3) Business Days prior any date of prepayment of Term SOFR Loans (and one (1) Business Day prior to the prepayment of Base Rate Loans); (ii) any prepayment of Term SOFR Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and if a Term SOFR Loan, the Accrual Period of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. For the avoidance of doubt, any Loan (or portion thereof) that is prepaid hereunder may be reborrowed pursuant to Section 2.02.

(b) [Reserved.]

(c) Mandatory Prepayments.

(i) If at any time upon the earlier of (x) notice from the Administrative Agent to the Borrower thereof and (y) knowledge thereof by the Borrower, the LTV Ratio exceeds the Maximum LTV Percentage then in effect (an “LTV Shortfall”), the Borrower shall (A); within three (3) Business Days of the LTV Shortfall, repay Loans in cash, in immediately available funds to the extent necessary to cause the LTV Ratio to be less than or equal to the Maximum LTV Percentage ~~or~~, (B) to the extent no Event of Default has occurred and is continuing, (1) within three (3) Business Days of the LTV Shortfall, provide payment reports relating to the Eligible Investments to the Administrative Agent which reports indicate that cash distributions from such Eligible Investments are scheduled to be paid to the Borrower within thirty (30) days, in an amount sufficient to cause the LTV Ratio to be less than or equal to the Maximum LTV Percentage, and (2) within thirty (30) days of such LTV Shortfall, actually make repayment of Loans in cash in immediately available funds, to the extent necessary to cause the LTV Ratio to be less than or equal to the Maximum LTV Percentage or (C) (1) within three (3) Business Days of the LTV Shortfall, provide notice (which notice may be by email) that it has raised or called capital or otherwise sold underlying assets in order to use such funds to prepay Loans and cause the LTV Ratio to be less than or equal to the Maximum LTV Percentage and (2) within five (5) Business Days of the LTV Shortfall, actually make ~~such prepayments~~repayment of Loans in cash in immediately available funds, to the extent necessary to cause the LTV Ratio to be less than or equal to the Maximum LTV Percentage.

~~(ii) If at any time upon the earlier of (x) notice from the Administrative Agent to the Borrower thereof and (y) knowledge thereof by the Borrower, the Borrower fails to comply with any and all applicable asset coverage or other requirements in Section 18 of the 1940 Act applicable to it (a “1940 Act Shortfall”) the Borrower shall (A) within three (3) Business Days of the 1940 Act Shortfall repay Loans in cash, in immediately available funds to the extent necessary to bring the Borrower back into compliance with all such requirements; (B) (1) within three (3) Business Days of the 1940 Act Shortfall, provide notice (which notice may be by email) that it has raised or called capital or otherwise sold underlying assets in order to use such funds to prepay Loans to the extent necessary to bring the Borrower back into compliance with all such requirements and (2) within five (5) Business Days of the 1940 Act Shortfall, actually make such prepayments to cause to the extent necessary to bring the Borrower back into compliance with all such requirements; or (C) or take other actions permitted under the 1940 Act and other applicable Law.~~

(ii) [Reserved].

(iii) If at any time upon the earlier of (x) notice from the Administrative Agent to the Borrower thereof and (y) knowledge thereof by the Borrower, the aggregate amount of all Indebtedness of the Borrower (including, without limitation, the Loans made to the Borrower) then outstanding exceeds the limits provided in the Borrower’s Prospectus or any other public announcement (including, without limitation, a Form 8-K filed with the SEC) or any other certified shareholder report filed with the SEC or Organization Documents (a “Debt Limit Shortfall”) then the Borrower shall (A) within three (3) Business Days of the Debt Limit Shortfall repay Loans in cash, in immediately available funds to the extent necessary to cause the amount of all Indebtedness of the Borrower (including, without limitation, the Loans made to the Borrower) then outstanding to be less than or equal to the limits provided in the Borrower’s Prospectus or Organization Documents or (B) (1) within three (3) Business Days of the Debt Limit Shortfall, provide notice (which notice may be by email) that it has raised or called capital or otherwise sold underlying assets in order to use such funds to prepay Loans and cause the amount of all Indebtedness of the Borrower (including, without limitation, the Loans made to the Borrower) then outstanding to be less than or equal to the limits provided in the Borrower’s Prospectus or Organization Documents; and (2) within five (5) Business Days of the Debt Limit Shortfall, actually make such prepayments to cause the amount of all Indebtedness of the Borrower (including, without limitation, the Loans made to the Borrower) then outstanding to be less than or equal to the limits provided in the Borrower’s Prospectus or Organization Documents.

(iv) If at any time upon the earlier of (x) notice from the Administrative Agent to the Borrower thereof and (y) knowledge thereof by the Borrower, the Total Outstandings at any time exceed the Aggregate Commitments then in effect (a “Commitment Shortfall”), then the Borrower shall (A) within three (3) Business Days of the Commitment Shortfall repay Loans in cash, in immediately available funds in an aggregate amount equal to such excess or (B) (1) within three (3) Business Days of the Commitment Shortfall, provide notice (which notice may be by email) that it has raised or called capital or otherwise sold underlying assets in order to use such funds to prepay Loans in an aggregate amount equal to such excess; and (2) within five (5) Business Days of the Commitment Shortfall, actually make such prepayments in an aggregate amount equal to such excess.

(v) If at any time upon the earlier of (x) notice from the Administrative Agent to the Borrower thereof and (y) knowledge thereof by the Borrower, the Borrower makes a Permitted Material Amendment in a manner that is materially adverse to the Lenders (in their capacities as such) without, in each case, obtaining the prior written consent of the Administrative Agent and the Required Lenders, then the Borrower shall (A) within three (3) Business Days of such Permitted Material Amendment repay Loans in cash, in immediately available funds in full or (B) (1) within three (3) Business Days of such Permitted Material Modification, provide notice (which notice may be by email) that it has raised or called capital or otherwise sold underlying assets in order to use such funds to prepay Loans in full; and (2) within five (5) Business Days of such Permitted Material Amendment, actually make such prepayments.

2.05 Remittance Procedures.

(a) Prior to the occurrence of an Event of Default, funds on deposit in the Collection Accounts as of each determination date shall be distributed in the following order of priority on each Payment Date for the related Accrual Period:

(i) If funds from the Interest Collection Account, first, to pay taxes and any applicable government fees; second, to pay the accrued fees and expenses of the Borrower; third, pro rata to pay any accrued and unpaid interest on the Loans outstanding and Commitment Fee pursuant to Section 2.09(a); fourth, if during the during the Availability Period, to repay outstanding Loans; and last, so long as Default or Event of Default has occurred and is continuing, the remainder, if any, to the Borrower; and

(ii) If funds from the Principal Collection Account:

(A) to the extent not paid in the interest collection waterfall, first, to pay taxes and any applicable government fees; second, to pay the accrued fees and expenses of the Borrower; third, pro rata to pay any accrued and unpaid interest on the Loans outstanding and Commitment Fee pursuant to Section 2.09(a); fourth, to pay Permitted RIC Distributions; fifth, if during the during the Availability Period, to repay outstanding Loans; sixth, in the Investment Manager’s discretion to reinvest in Eligible Assets; seventh, if during the Availability Period, to repay the outstanding Loans, until paid in full; and last, so long as no Default or Event of Default has occurred and is continuing, the remainder, to the Borrower.

(b) If after the occurrence of an Event of Default, funds on deposit in the Collection Accounts shall be distributed in the order of priority as set forth in Section 9.03.

2.06 Termination or Reduction of Commitments.

(a) ~~The~~Prior to August 6, 2026, the Borrower may not terminate the Aggregate Commitments without the prior written consent of the Administrative Agent. On and after August 6, 2026, the Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or ~~from time to time~~ permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 p.m. five (5) Business Days (or such later time as may be agreed from time to time between the Borrower and the Administrative Agent) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder and subject to the prepayment fee described in Section 2.06(b), if applicable, the Total Outstandings would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any notice of termination or reduction of commitments shall be irrevocable. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

(b) Prepayment Premiums. If the Loans are terminated or voluntarily reduced at the option of the Borrower pursuant to Section 2.06(a), then in each case the Borrower shall pay a prepayment fee equal to the amount of such reduction or termination, in case of such permanent reduction as set forth in Section 2.06(a); multiplied by the applicable premium for such repayment date (each a “Prepayment Premium”) as set forth in the table below:

Repayment Date	Prepayment Premium
Prior to the six-month anniversary of the Closing Date	~~1.0%~~[ ]
On or after the six-month anniversary of the Closing Date but prior to the nine-month anniversary of the Closing Date.	~~0.5%~~[ ]
On or after the nine-month anniversary of the Closing Date but prior to the one-year anniversary of the Closing Date.	~~0.25%~~[ ]
On or after the one-year anniversary of the Closing Date	~~0.0%~~[ ]

2.07 Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date, together with all other Obligations then outstanding.

2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Base Rate Loan shall bear interest on the outstanding principal amount from the borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (ii) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for the Accrual Period at a rate per annum equal to Term SOFR for such Accrual Period therefor plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) While any Event of Default exists under Section 9.01(f) or Section 9.01(g), and upon the request of the Required Lenders, while any other Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Payment Date for the related Accrual Period applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described herein:

(a) Commitment Fee.

~~TheOn and after the First Amendment Effective Date, the Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) which shall be equal to the sum of the products in the applicable Accrual Period of (i) one divided by 360, (ii) 0.50% and (iii) the positive difference, if any, of (A) the Aggregate Commitments then in effect minus (B) the greater of (1) the Total Outstandings on such day and (2) between the Minimum Utilization Amount and Total Outstandings; provided that if the Total Outstandings exceeds the Minimum Utilization Amount, the Commitment Fee shall be $0. Each Commitment Fee shall be payable on each Payment Date for the related Accrual Period commencing with the Payment Date immediately following the six-month anniversary of the Closing Date; provided that if such Payment Date is not a Business Day, then the Payment Date shall be the next succeeding Business Day. For the avoidance of doubt, the initial Accrual Period for the Commitment Fee shall begin on January 8, 2025February 6, 2026 and end on February 28March 31, 20252026. The initial Payment Date for the Commitment Fee shall be March 17, 2025. April 15, 2026. Notwithstanding the above, any Commitment Fee incurred prior to the First Amendment Effective Date shall be payable on the next applicable Payment Date immediately following the First Amendment Effective Date.~~ [  ]

(b) Other Fees. The Borrower shall pay to the Administrative Agent for its own respective account fees in the amounts and at the times specified herein and in any Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Term SOFR Loans and Base Rate Loans shall be made on the basis of a year of 360 days, and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) Each determination by the Administrative Agent of an interest rate or fee payable by the Borrower hereunder, in the absence of manifest error, shall be conclusive and binding upon all parties hereto.

2.11 Evidence of Debt.

The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in U.S. Dollars not later than 12:00 p.m. on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 p.m., shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may (but is not required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower agree to pay to the Administrative Agent forthwith on written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Term SOFR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then such Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14 [Reserved].

2.15 Increase in Commitments.

(a) Request for Increase. ~~Provided~~On and after the First Amendment Effective Date, provided there exists no Default, upon delivery of written notice substantially in the form of Exhibit G to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request an increase in the Aggregate Commitments up to a total of $~~125,000,000~~150,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000 or a whole multiple of $10,000,000 in excess thereof, (ii) such increase shall be in the sole discretion of the Administrative Agent and the participating Lender(s); and (iii) on a pro forma basis, after giving effect to such increase, (A) the Borrower shall be in compliance with all applicable requirements of Section 18 of the 1940 Act; (B) the aggregate amount of all Indebtedness of the Borrower (including, without limitation, the Loans made to the Borrower) then outstanding shall not exceed the limits provided in the Borrower’s Prospectus or any other public announcement (including, without limitation, a Form 8-K filed with the SEC) or any other certified shareholder report filed with the SEC or Organization Documents; and (C) the LTV Ratio shall be less than or equal to the Maximum LTV Percentage.

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent to the extent such approval or consent would have been required in connection with an assignment pursuant to Section 11.06, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section 2.15, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Borrower shall deliver a written notice (substantially in the form of Exhibit G) to the Administrative Agent not less than fifteen (15) Business Days (or such lesser time as the Administrative Agent may agree in its sole discretion) prior to the Increase Effective Date set forth therein signed by a Responsible Officer of the Borrower certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase and certifying as to each of clauses (ii)(A), (B) and (C) below, (ii) in the case of the Borrower, before and after giving effect to such increase, (A) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except (1) to the extent that such representations and warranties are qualified by materiality, that they are true and correct on and as of the Increase Effective Date, (2) to the extent that such representations and warranties specifically refer to an earlier date, that they are true and correct in all material respects as of such earlier date except to the extent qualified by materiality, then that they were true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in Section 6.22(a) shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b),respectively, of Section 7.01, (B) no Default exists immediately prior to or after giving effect to any such increase, and (C) each of other conditions precedent to the making of any Loan in Section 4.02 shall be satisfied as of the effective date of any increase, (iii) the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders provided increased Commitments pursuant to this Section 2.15, the Increase Fee (if any) and (iv) (x) upon the reasonable request of any Lender made at least five (5) Business Days prior to the Increase Effective Date, the Borrower shall have provided to such Lender that is not an Lender prior to giving effect to such increase, and such Lender shall be satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least two (2) days prior to the Increase Effective Date and (y) at least two (2) Business Days prior to the Increase Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have delivered, to each Lender that is not an Lender prior to giving effect to such increase and that so requests at least five (5) Business Days prior to the Increase Effective Date, a Beneficial Ownership Certification in relation to the Borrower at least ten (10) Business Days prior to the Increase Effective Date. The Borrower shall be deemed to prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section 2.15.

(f) Conflicting Provisions. This Section 2.15 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.16 [Reserved].

2.17 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.18 Extension of Maturity Date.

(a) Requests for Extension. The Borrower may, by delivery of written notice substantially in the form of Exhibit F to the Administrative Agent (who shall promptly notify the Lenders) at least 30 days (or such shorter period agreed to by the Administrative Agent in its sole discretion) prior to the Maturity Date then in effect hereunder (the “Existing Maturity Date”), make a request pursuant to this Section 2.18 that the Maturity Date may be extended one (1) time for an additional period of up to 364 days from the Existing Maturity Date.

(b) Lender Elections to Extend. Each Lender, acting in its sole discretion, shall, by notice to the Administrative Agent, advise the Administrative Agent whether or not such Lender agrees to such extension and each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination and any Lender that does not so advise the Administrative Agent shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c) Additional Commitment Lenders. The Borrower shall have the right to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 11.13; provided that each of such Additional Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the Existing Maturity Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(d) Conditions to Effectiveness of Extensions. As a condition precedent to such extension, (i) the Borrower shall deliver a written notice substantially in the form of Exhibit F in accordance with Section 2.18(a), and signed by a Responsible Officer of the Borrower certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension, and certifying as to each of clauses (ii)(A), (B) and (C) below, (ii) in the case of the Borrower, before and after giving effect to such extension, (A) the representations and warranties of the Borrower contained in Article VI and each other Loan Document are true and correct in all material respects on and as of such date, except (1) to the extent that such representations and warranties are qualified by materiality, they shall be true and correct on and as of such date, and (2) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date except to the extent qualified by materiality, then they shall be true and correct as of such earlier date and except that for purposes of this Section 2.18, the representations and warranties contained in Section 6.22(a) shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01, (B) no Default exists immediately prior to and after giving effect to any such extension, and (C) each of the other conditions precedent to the making of any Loan in Section 4.02 shall be satisfied as of the effective date of any extension, (iii) the Borrower shall have paid to the Administrative Agent, for the benefit of the each Extending Lender, the Extension Fee (which shall be pro-rated if such extension is for less than 364 days) and (iv) (A) upon the reasonable request of any Lender made at least five (5) Business Days prior to the date of such extension, the Borrower shall have provided to such Lender, and such Lender shall be satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least two (2) days prior to the date of such extension and (B) at least two (2) Business Days prior to the date of such extension, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have delivered, to each Additional Commitment Lender, as applicable, that so requests at least five (5) Business Days prior to the date of such extension, a Beneficial Ownership Certification in relation to the Borrower at least ten (10) Business Days prior to the date of such extension. In addition, on the Maturity Date of each Non-Extending Lender that has not been replaced prior to such Maturity Date, the Borrower shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date.

(e) Amendment; Sharing of Payments. In connection with any extension of the Maturity Date, the Borrower, the Administrative Agent and each extending Lender may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence the extension. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.19 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of any Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b) Benchmark Replacement Conforming Changes. In connection with the use or administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes in consultation with the Borrower from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.19(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.19.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrower may revoke any pending request for a Term SOFR Loan of, conversion to or continuation of Term SOFR Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, in the case of any request for any affected Term SOFR Loan, if applicable, the Borrower will be deemed to have converted any such request into a request for an Base Rate Loan or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Accrual Period. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the applicable Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund or credit in lieu thereof of any Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund or credit in lieu thereof (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund (or credit in lieu thereof) to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection (h) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection (h) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(i) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon written demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Accrual Period therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. With respect to any Term SOFR Loan subject to Section 2.19:

(a) if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that:

(A) if Term SOFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Term SOFR” cannot be determined pursuant to the definition thereof on or prior to the first day of any Accrual Period; or

(B) the Required Lenders determine that for any reason in connection with any request for such Loan or a continuation thereof that, if Term SOFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan during the applicable Accrual Period, and, in the case of (i) or (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each applicable Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans and any right of the Borrower to convert any Loan to or continue any Loan as a Term SOFR Loan shall be suspended (including the affected Accrual Period) until the Administrative Agent (with respect to clause (B) above, at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (including the affected Accrual Period) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Accrual Period or be prepaid in full immediately; provided that if no election is made by the Borrower by the date that is the earlier of three Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected to convert to Base Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest (on the amount so prepaid or converted. Subject to Section 2.19, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Loans, as applicable, made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that, such amount shall be consistent with amounts that such Lender is generally charging other borrowers similarly situated to the Borrower.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender or to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that, such amount shall be consistent with amounts that such Lender is generally charging other borrowers similarly situated to the Borrower.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Accrual Period, relevant Payment Date for the related Accrual Period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Term SOFR Loan on a day other than the last day of the Accrual Period, therefor as a result of a request by the Borrower pursuant to Section 11.13; excluding, however, any loss of anticipated profits, but including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term SOFR Loan made by it at the applicable rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Borrowing to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Borrowing in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07 Survival. All obligations of the Borrower under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV CONDITIONS PRECEDENT TO BORROWINGS

4.01 Conditions of Initial Borrowing. The obligation of each Lender to make its initial Borrowing hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date or immediately prior to the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii) the Pledge and Security Agreement duly executed and delivered by the Borrower;

(iii) the Securities Account Control Agreement, duly executed and delivered by the Borrower;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;

(v) such documents and certifications as the Administrative Agent may reasonably require (but only to the extent such concept exists under relevant applicable law) to evidence that the Borrower is duly organized or formed, and that it is validly existing, in good standing;

(vi) opinions of counsel to the Borrower, in form and substance acceptable to the Administrative Agent in its reasonable discretion and addressed to the Administrative Agent and each Lender;

(vii) a certificate confirming that any Borrowing by the Borrower under this Agreement does not and would not breach any borrowing restrictions applicable to the Borrower and the Organization Documents or any other document relating to the Borrower;

(viii) [reserved];

(ix) an account statement or similar statement by the Custodian that the Eligible Investments listed on Schedule 5.01 hereto are held in the Collateral Accounts or are otherwise held by the Custodian on behalf of the Borrower;

(x) Financing Statements.

(A) searches of UCC filings (or their equivalent) in each jurisdiction where a filing has been or would need to be made in order to perfect the Administrative Agent’s, for the benefit of the Administrative Agent and each Lender, security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted;

(B) duly authorized UCC financing statements, and any amendments thereto, for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect Lenders’ security interest in the Collateral;

(xi) a Loan Notice, duly executed and delivered by Borrower; and

(xii) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.01 and Sections 4.02(a) and (b) have been satisfied.

(b) Any fees required to be paid on or before the Closing Date pursuant to any Loan Document shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two Business Days prior to or on the Closing Date.

(d) (i) Upon the request of any Lender made at least five (5) Business Days prior to the Closing Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, in each case at least two (2) Business Days prior to the Closing Date, and (ii) at least five (5) Business Days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation it shall deliver certification regarding beneficial ownership required by the Beneficial Ownership Regulation in relation to it if requested in writing within ten (10) Business Days.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to All Borrowings. The obligation of each Lender to honor any Request for Borrowing (other than a Loan Notice requesting only a continuation of Term SOFR Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower contained in Article VI and contained in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Borrowing, except (i) to the extent that such representations and warranties are qualified by materiality, they shall be true and correct on and as of the date of such Borrowing, and (ii) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date except to the extent qualified by materiality, then they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 6.22(a) shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01.

(b) No Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.

(c) On a pro forma basis, immediately prior to and after giving effect to such Borrowing, the Borrower’s LTV Ratio shall be less than or equal to the Base LTV Ratio.

(d) On a pro forma basis, immediately prior to and after giving effect to such Borrowing, (A) the Borrower shall be in compliance with all applicable requirements of Section 18 of the 1940 Act; and (B) the aggregate amount of all Indebtedness of the Borrower (including, without limitation, the Loans made to the Borrower) then outstanding shall not exceed the limits provided in the Borrower’s Prospectus or any other public announcement (including, without limitation, a Form 8-K filed with the SEC) or any other certified shareholder report filed with the SEC or Organization Documents.

(e) To the extent required by Regulation U, the Administrative Agent shall have received a copy of either (i) Form FR U-1, duly executed and delivered by the Borrower and completed for delivery to each Lender, or (ii) a current list of the assets of the Borrower (including all Margin Stock from the Borrower), in form acceptable to the Administrative Agent and in compliance with Section 221.3(c)(2) of Regulation U.

(f) The Borrower shall provide an updated Schedule 5.01 or otherwise confirm that the most recently provided Schedule 5.01 is correct as of such date.

(g) The Borrower shall provide a pro forma Borrowing Base Report, including an updated proforma calculation of the LTV Ratio and confirmation of compliance with all Concentration Limits.

(h) The Borrower shall provide a duly executed Loan Notice.

(i) The Borrower shall provide an account statement or similar statement by the Custodian that the Eligible Investments listed on most recently provided Schedule 5.01 are held in the Collateral Accounts or are otherwise held by the Custodian on behalf of the Borrower.

Each Request for Borrowing (other than a Loan Notice requesting only a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.

ARTICLE V COLLATERAL; COLLATERAL ACCOUNTS; CUSTODIAN

5.01 Liens and Security Interest. To secure performance by the Borrower of the payment and performance of the Obligations, the Borrower shall grant to the Administrative Agent, for the benefit of the Administrative Agent and each Lender, a perfected, first priority security interest and lien in and to all assets of the Borrower, subject only to Permitted Liens, including, without limitation, a security interest and lien in and to all deposit or securities accounts of Borrower, including all Collateral Accounts and all distributions, and any proceeds thereof including sale or redemption proceeds, cash and Cash Equivalents (collectively, the “Collateral”), pursuant to the Security Agreements.

5.02 Collateral Accounts. The Borrower shall require that each Eligible Investment be held in the custody account (the “Custody Account”) and all distributions from its Eligible Investments and any proceeds thereof including sale or redemption proceeds to be deposited into the Collateral Accounts and held therein in accordance with the terms of the Loan Documents and the Security Agreements.

(a) The Borrower shall maintain the following respective accounts only: (i) an account at the Custodian into which Borrower shall require that all proceeds representing principal received from the Eligible Investments shall be paid (the “Principal Collection Account”) and (ii) an account at the Custodian into which Borrower shall require that all proceeds representing interest received from the Eligible Investments shall be paid (the “Interest Collection Account” and together with the Principal Collections Account, the “Collection Accounts” and each individually, a “Collections Account” and together with the Custody Account any other accounts of the Borrower, the “Collateral Accounts”). All other amounts, including sales proceeds, of any Eligible Investments received shall be received shall be funded into a collections account. On the Closing Date, the Collateral Accounts shall be as follows:

Principal Collection Account:

Wire Transfer Instructions for Principal Collection Account:

Bank Name: The Bank of New York Mellon Trust Company, N.A.

ABA: [  ]
Swift Code: [  ]
Account Number: [  ]
Account Name/ Reference: [  ]

Interest Collection Account:

Wire Transfer Instructions for Interest Collection Account:

Bank Name: The Bank of New York Mellon Trust Company, N.A.
ABA: [  ]
Swift Code: [  ]
Account Number: [  ]
Account Name/ Reference: [  ]

Custody Account:

Wire Transfer Instructions for Custody Account:

Bank Name: [  ]
ABA: [  ]
Swift Code: [  ]
Account Number: [  ]
Account Name/ Reference: [  ]

(b) Use of Accounts. Subject to the satisfaction of the requirements of Section 2.04(c), Borrower may withdraw funds at any time or from time to time and disburse such funds as the Borrower may direct, so long as at the time of such withdrawal or disbursement and after giving effect thereto: (A) there does not exist a Default or an Event of Default (unless the Borrower has directed that such disbursement be paid to the Administrative Agent for the benefit of the Lenders to cure such Default or Event of Default, as applicable);and (B) there does not exist a LTV Shortfall (unless the Borrower has directed that such disbursement be paid to the Administrative Agent to cure such LTV Shortfall). Any withdrawal from a Collection Account by the Borrower shall be deemed a representation and warranty by the Borrower that the conditions set forth in the foregoing clauses (A) and (B) have been satisfied. Notwithstanding anything to the contrary herein, including the foregoing clauses (A) and (B), the Borrower may withdraw funds and/or disburse such funds as the Borrower may direct in order to maintain its status as a RIC under Sections 851 through 855 of the Code.

(c) Further Assurances. The Borrower will each make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and take any and all such other action, as the Administrative Agent may, from time to time, reasonably deem necessary in connection with this Agreement, any Security Agreement or any of the other Loan Documents, the obligations of the Borrower hereunder or thereunder, or for better assuring and confirming unto Lenders all or any part of the security for any of such obligations anticipated herein.

5.03 Custodian.

(a) Closing Date. The Borrower confirms that as of the Closing Date and pursuant to the Custodian Agreement, the Custodian is Bank of New York Mellon, and the Custody Account is a securities account. Any change in Custodian after the Closing Date shall be subject to written consent of the Administrative Agent in its sole discretion.

(b) Collateral Accounts. All Eligible Investments shall be held in the Collateral Accounts which shall be held by the Custodian.

ARTICLE VI REPRESENTATIONS AND WARRANTIES

Except as otherwise provided in Section 6.20, the Borrower represents and warrants to the Administrative Agent and the Lenders as of the date hereof and each other date required pursuant to this agreement that:

6.01 Existence, Qualification and Power; Compliance with Laws. The Borrower (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concepts are relevant under the Laws of the relevant jurisdiction), (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing (to the extent such concept is relevant under the Laws of the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 No Conflicts. The execution, delivery and performance by the Borrower of each Loan Document to which it is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any material agreement to which it is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (c) violate any Law.

6.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, except for the authorizations, approvals, actions, notices and filings listed on Schedule 5.03, all of which have been duly obtained, taken, given or made and are in full force and effect.

6.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower that is party thereto. This Agreement constitutes, and each other Loan Document to which the Borrower is a party when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law, any necessary stamping, registration, statute of limitation and reservations in any legal opinions accepted by the Administrative Agent.

6.05 Investment Policies; Permission to Borrow.

(a) The Borrower is in material compliance with its Investment Policies.

(b) The Borrower is in material compliance with its Prospectus or any other public announcement (including, without limitation, a Form 8-K filed with the SEC) or any other certified shareholder report filed with the SEC.

(c) The Borrower is permitted to borrow hereunder pursuant to the limits set forth in its Prospectus or any other public announcement (including, without limitation, a Form 8-K filed with the SEC) or any other certified shareholder report filed with the SEC and registration statement (if any) and, subject in each case, to the terms and provisions of this Agreement.

6.06 Litigation. There are no actions, suits, proceedings, claims, disputes, investigations or inquiries pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower, the Investment Manager, or any of their Affiliates or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.07 No Default. No Default has occurred and is continuing.

6.08 Ownership of Property; Liens. The Borrower has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business and purported to be owned or leased by the Borrower, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower is subject to no Liens, other than Liens permitted by Section 8.01.

6.09 Environmental Compliance. The Borrower does not have knowledge of any claims alleging liability or responsibility for violation of any Environmental Law against it or its business, operations and properties that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.10 [Reserved].

6.11 Taxes.

The Borrower filed all Federal, state and other tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with the Accounting Principles or to the extent such failure could not reasonably be expected to have a Material Adverse Effect.

6.12 [Reserved.].

6.13 ERISA Compliance. (i) Neither the Borrower nor any ERISA Affiliate currently or has at any time maintained or established a Plan and (ii) does not have any liability under or with respect to any Plan, in each case of (i) or (ii) above, that could reasonably be expected to cause a Material Adverse Effect. The assets of the Borrower do not constitute “plan assets” (within the meaning of the Plan Asset Regulations).

6.14 Subsidiaries. Borrower has no Subsidiaries.

6.15 Margin Regulations. Other than the furnishing to the Lenders a statement and current list of the assets of the Borrower in conformity with the requirements of Form FR U-1 referred to in Regulation U, no filing or other action is required under the provisions of Regulation T, U or X in connection with the execution and delivery of this Agreement.

6.16 Disclosure.

(a) The information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(b) As of the Closing Date, with respect to the Borrower, and only to the extent applicable, the information included in the Beneficial Ownership Certification, if applicable, shall be true and correct in all material respects.

6.17 Compliance with Laws. The Borrower is in compliance in all material respects with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.18 OFAC; USA Patriot Act.

(a) Neither the Borrower, nor, any director, officer, employee, agent, affiliate or representative of the Borrower is an individual or entity that is, or is 50% or more owned or otherwise controlled by one or more individuals or entities (each a “Sanctioned Person”) that are (i) subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, Global Affairs Canada and any other applicable Canadian Governmental Authority, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including the Ukrainian regions of Crimea, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic, Kherson and Zaporizhzhia, Cuba, Iran, North Korea and Syria).

(b) The Borrower is in compliance in all material respects with the provisions of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”).

6.19 Anti-Corruption Laws; AML Laws. The Borrower and its respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower, are in compliance with (i) all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977 and as amended, and the rules and regulations thereunder (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada) and any other applicable anti-corruption law, in all material respects and (ii) other applicable anti-corruption legislation in other jurisdiction (“Anti-Corruption Laws”), and with applicable AML Laws. The Borrower has instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other Anti-Corruption Laws and AML Laws.

6.20 Covered Entity. The Borrower is not a Covered Entity.

6.21 Ranking of Obligations. The Borrower’s payment obligations in respect of the Loans will rank pari passu, without preference or priority with all other unsecured and unsubordinated Indebtedness of the Borrower.

6.22 Financial Condition; Solvency.

(a) The most recently available copies of the financial statements and reports delivered by the Borrower to the Administrative Agent as required pursuant to Section 7.1(a)-(c) hereof, if any, together with any certificate required to be delivered under Section 7.2(a)-(b) fairly present, in all material respects, the financial condition of the Borrower as of the date of such financial statements and have been prepared in accordance with Accounting Principles, except as provided therein.

(b) On the Closing Date (after giving effect to the transactions contemplated hereby), the Borrower is Solvent.

6.23 Investment Company Act. The Borrower (i) is registered as a non-diversified, closed-end, management investment company under, and in each case as defined in, the 1940 Act, and its common shares are registered for public sale under the Securities Act of 1933, as amended, are expected to be listed on a national securities exchange, and other than the Preferred Securities, are the only securities issued by the Borrower that are outstanding, (ii) is treated as a RIC under the Code, (iii) is not an investment company that makes periodic repurchase or tender offers for such shares pursuant to applicable Law, (iv) it is not a “business development company” within the meaning of Section 2(a)(48) of the 1940 Act, (v) is not a person of which the Administrative Agent or any Lender is an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act), and (vi) is not a party to any inter-fund, affiliated fund or similar borrowing or lending arrangement and otherwise does not rely on any exemptive order issued by the SEC other than the Co-Investment Order.

6.24 No Material Adverse Effect. Since the date of the last financial statements delivered (or required to be delivered) to the Administrative Agent pursuant to Section 7.01(a) or (b) hereof, no events or circumstances have occurred that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

ARTICLE VII AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall:

7.01 Financial Statements. Deliver to the Administrative Agent (for delivery to each Lender):

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, a statement of operations for such fiscal year, a statement of changes in net assets for such fiscal year and the preceding fiscal year, a statement of portfolio of investments as at the end of such fiscal year, all in reasonable detail and prepared in accordance with the Accounting Principles, accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders (it being understood that KPMG LLP is reasonably acceptable to the Required Lenders), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit to the effect that such financial statements present fairly in all material respects the financial position and results of operations of the Borrower in accordance with the Accounting Principles;

(b) as soon as available and in any event within 90 days after the close of the first six-month period of each fiscal year of the Borrower, a statement of assets and liabilities as at the end of such six-month period, a statement of operations for such sixth month period, a statement of changes in net assets for such six-month period and a portfolio of investments as at the end of such six-month period, which will include a description of Borrower’s investment activities during such period, all prepared in accordance with regulatory requirements and the Accounting Principles (subject to normal year-end adjustments and consistently applied) and certified by a Responsible Officer that such statements are prepared in accordance with the Accounting Principles consistently applied; and

(c) promptly after delivery to the Borrower’s investors or to the extent publicly published, the monthly NAV Report in substantially the same form as attached hereto as Exhibit H.

7.02 Certificates; Other Information. Deliver to the Administrative Agent (for delivery to each Lender):

(a) concurrently with the delivery of the financial statements and information referred to in Sections 7.01(a) and (b), a certificate of a Responsible Officer in substantially the same form as attached hereto as Exhibit I that (i) such Responsible Officer is familiar with the terms of this Agreement and has made, or caused to be made a detailed review of the transactions, (ii) stating that no Default or Event of Default has occurred and is continuing except as specified in such certificate, (iii) stating that the then current Schedule 5.01 is still correct or otherwise provide an updated Schedule 5.01; and (iv) stating that the financial statements fairly and accurately present the financial condition and results of operations of the Borrower and were prepared in accordance with the Accounting Principles, consistently applied (subject to normal year-end adjustments), and showing in reasonable detail calculation of (A) the Borrower’s compliance with all applicable requirements of Section 18 of the 1940 Act; (B) the aggregate amount of all Indebtedness of the Borrower (including, without limitation, the Loans made to the Borrower) then outstanding shall not exceed the limits provided in the Borrower’s Prospectus or any other public announcement (including, without limitation, a Form 8-K filed with the SEC) or any other certified shareholder report filed with the SEC or Organization Documents and (C) the LTV Ratio;

(b) not later than forty-five (45) days after the end of each fiscal quarter of the Borrower, certificate of a Responsible Officer in substantially the same form as attached hereto as Exhibit I that (i) such Responsible Officer is familiar with the terms of this Agreement and has made, or caused to be made a detailed review of the business and condition of the Borrower during such period, (ii) stating that no Default or Event of Default has occurred and is continuing except as specified in such certificate, (iii) stating that, to the knowledge of the Borrower, no Material Investment Event has occurred during such fiscal quarter except as specified in such certificate; and (iv) describing any material changes to the valuation policies of the Borrower during such fiscal quarter if any (but only to the extent that such valuation policies have not already been disclosed publicly or not otherwise publicly available);

(c) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; provided, that the Borrower shall not be required to disclose any documents, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any designated representative) is then prohibited by law, rule or regulation or any agreement binding on the Borrower or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product;

(d) promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation;

(e) monthly, an account statement or similar statement by the Custodian that the Eligible Investments listed on most recently provided Schedule 5.01 are held in the Collateral Accounts or are otherwise held by the Custodian on behalf of the Borrower; and

(f) a Borrowing Base Report, which will include an updated proforma calculation of the LTV Ratio and confirmation of compliance with all Concentration Limits, at the following specified times: (i) on or by the fifteenth (15th) day of each calendar month (and if such day is not a Business Day, the next succeeding Business Day), (ii) if a Daily Mark Event has occurred and is continuing, daily and (iii) in connection with delivery of a Request for Borrowing.

Documents required to be delivered pursuant to Section 7.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet website or intranet website, if any, (provided that, in the case of a website maintained by a commercial third party, each Lender and the Administrative Agent shall have access thereto), which shall be accompanied by written notice of such posting by the Borrower to the Administrative Agent; provided that, upon reasonable request in writing, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies; provided, further, however, that any failure to deliver a paper copy of a document when such document was timely delivered electronically shall not be deemed to be a Default or Event of Default. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

7.03 Notices. Promptly (but in any event, with respect to clauses (a), (b) and (e) below, within five (5) Business Days) notify the Administrative Agent (for notification to each Lender) after any Responsible Officer of the Borrower obtains knowledge thereof, of:

(a) the occurrence of any Default or Event of Default;

(b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) any litigation, investigation, inquiry or proceeding which may exist at any time between the Borrower, the Investment Manager or any Affiliate thereof, and any Governmental Authority, which in either case, could reasonably be expected to have a Material Adverse Effect;

(d) any claims alleging liability or responsibility for violation of any Environmental Law against it or its business, operations and properties that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(e) any material change in the Borrower’s Prospectus or registration statement involving Investment Policies;

(f) any Material Investment Event or any Eligible Investment failing to remain an Eligible Investment; and

(g) any written and formal application for exemption under the 1940 Act submitted by the Borrower, the Investment Manager and/or an Affiliate thereof that relates directly or indirectly to the Borrower's investment strategy, its leverage, and the Collateral that is subject to the Pledge and Security Agreement.

Any notice required to be delivered pursuant to Section 7.02 or Section 7.03 may be delivered electronically and if so delivered, shall be accompanied by written notice of any electronic posting by the Borrower to the Administrative Agent.

Each notice pursuant to this Section 7.03 (other than clause (e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and, in case of clauses (a), (b) and (c), stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04 Payment of Taxes. Pay and discharge as the same shall become due and payable (taking into account any grace or extension period), all Federal and state income taxes and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with the Accounting Principles are being maintained by the Borrower.

7.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and (to the extent applicable under applicable Law) good standing under the Laws of the jurisdiction of such party’s organization except in a transaction permitted by Section 8.03 or 8.04; and

(b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self- insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.08 Compliance with Laws. Comply, in all material respects with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09 Books and Records. (a) Maintain proper books of record and account, in which materially full, true and correct entries in conformity with the Accounting Principles (or the applicable foreign equivalent thereof) consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower, as the case may be.

7.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and, during the continuance of an Event of Default, each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower, at the sole cost and expense of the Administrative Agent and the Lenders, subject in all cases to applicable Law and the terms of applicable confidentiality agreements and to the extent that the Borrower determines that such inspection, examination or discussion will not violate or result in the waiver of any attorney-client privilege or attorney-client work product or the disclosure of non-financial trade secrets or proprietary information; provided, however, that (i) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice and (ii) unless an Event of Default is continuing, such visits and inspections can occur no more frequently than one per year.

7.11 Use of Proceeds. Use the proceeds of the Loans for its investment activities, to provide for working capital and for general corporate purposes of the Borrower to the extent permitted under the Borrower’s Organization Documents, Prospectus or any other public announcement (including, without limitation, a Form 8-K filed with the SEC) or any other certified shareholder report filed with the SEC and the 1940 Act, to the extent applicable.

7.12 Approvals and Authorizations. Maintain all authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with, any Governmental Authority, or approvals or consents of any other Person, of or in the jurisdiction in which the Borrower is organized and existing which are required in connection with the Loan Documents.

7.13 Anti-Corruption Laws; Sanctions; AML Laws.

The Borrower will maintain in effect policies and procedures designed to promote compliance by the Borrower and its respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Laws and AML laws. Neither Borrower nor its respective directors, officers or employees that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

7.14 [Reserved].

7.15 Dividends or Distributions. The Borrower shall use its commercially reasonable efforts to take all actions under its control to cause the distribution to it of all dividends or distributions in respect of the Investments which are available to it.

ARTICLE VIII NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not:

8.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of property, assets or revenues, whether now owned or hereafter acquired of Borrower, except for the following (“Permitted Liens”): (i) Liens securing any CIBC Repo Facility, which Liens are upon specific identified assets of the Borrower which are placed in a segregated account and are generally representative of the assets of the Borrower taken as a whole in credit quality, (ii) Liens for taxes not yet due or other non-consensual Liens in an amount not to exceed $10,000,000 which are being contested in good faith by appropriate proceedings; provided that, adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with the Accounting Principles, (iii) Liens arising in connection with claims for customary fees and expenses, and for advances made by or payments due to the Custodian, under the Custody Agreement, (iv) Liens of the Account Bank holding any Collection Account which arise as a matter of law on items in the course of collection or encumbering deposits or other similar liens (including the right of set-off), (v) Liens created under any of the Loan Documents; (vi) Liens of clearing agencies, broker-dealers and similar Lien incurred in the ordinary course of business; provided that, such Liens (x) attach only to the securities (or proceeds) purported to be purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing, (vii) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by the Borrower in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder) or (viii) Liens arising solely from precautionary filings of financing statements under the UCC of the applicable jurisdictions in respect of Investments Disposed of to any Person in a transaction permitted by the Loan Documents at the time of such Disposition.

8.02 Indebtedness.

(a) Create, incur, assume or suffer to exist any Indebtedness in respect of Borrower, except (i) Indebtedness incurred under the Loan Documents or (ii) the CIBC Repo Facility, or (b) issue any Preferred Securities or similar security that has priority over any other class as to distribution of assets or the payment of dividends or other distributions unless the Borrower: (A) clearly discloses to its securityholders that: (i) the rights of lenders under credit and similar agreements to receive payments of interest on and repayments of principal of any borrowings are senior to the rights of holders of preferred and common shares with respect to the payment of dividends and other distributions, and upon liquidation; and (ii) is not permitted to declare or make payments of dividends and other distributions with respect to preferred shares or common shares, purchase common shares or preferred shares, or redeem preferred shares, unless, at such time, the Borrower meets applicable asset coverage requirements in Section 18 of the 1940 Act, and no event of default or other circumstance exists under its credit facilities or with respect to any other borrowings that would limit or otherwise preclude such payments; (B) the Borrower’s Organization Documents are not inconsistent with the foregoing; and (C) the Borrower complies with all applicable requirements of Section 18 relative thereto.

8.03 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that, so long as no Event of Default exists or would result therefrom any Person may merge or consolidate with or otherwise dissolve into the Borrower, provided that the Borrower shall be the continuing or surviving Person.

8.04 Investments. Make any Investment in any Person, except those Investments not inconsistent with the Borrower’s Investment Policies, Prospectus or any other public announcement (including, without limitation, a Form 8-K filed with the SEC) or any other certified shareholder report filed with the SEC and registration statement, as applicable.

8.05 Changes in Nature of Business. Engage in any material line of business substantially different from those described or otherwise permitted by the Borrower’s Prospectus or registration statement (if any).

8.06 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than transactions (a) on fair and reasonable terms substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate (or, if such transaction is not one that by its nature could be obtained from such other Person, is on fair and reasonable terms and was negotiated in good faith) and (b) permitted or required under the 1940 Act, an exemptive relief from the SEC or its staff, or any applicable guidance from the SEC or its staff and not otherwise prohibited by this Agreement; provided that, the foregoing restriction shall not apply to (i) customary compensation and indemnification paid or provided to officers, directors and employees, and (ii) to the extent permitted by Section 8.07 hereof, dividends and distributions in respect of the equity interests of the Borrower made in accordance with the Borrower’s Organization Documents.

8.07 Distribution. Make, declare or set apart for payment any distribution or dividend (other than a dividend or distribution paid in shares of, or options, warrants, or rights to subscribe for, or purchase, common shares or other shares of capital stock of the Borrower), whether in liquidation or otherwise, to the shareholders (whether common, preferred or otherwise) of the Borrower, whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of the Borrower if after giving effect to such distribution or dividend, a Default or an Event of Default would then exist. Notwithstanding the foregoing, nothing herein shall prevent the Borrower from making Permitted RIC Distributions.

8.08 Changes to Organization Documents and Investment Policies.

(a) Amend or modify, in each case in a manner that is materially adverse to the Lenders (in their capacities as such) the Borrower’s Organization Documents, including any changes to its valuation policies, without, in each case, obtaining the prior written consent of the Administrative Agent and the Required Lenders; provided that, for purposes of clarity, it is understood and agreed that the Borrower may effect a change to its respective organizational forms to the extent permitted under, and subject to the terms and conditions of: (i) Section 8.03 and (ii) for the avoidance of doubt, in the case of any such amendment or modification of the Borrower’s Organization Document that is initiated solely by one or more shareholders of the Borrower or that is approved by the requisite number of shareholders, no such prior written consent is required (each, a “Permitted Material Amendment”):; provided that, the Borrower shall be obligated to fund any mandatory prepayment resulting from such amendment or modification to Section 2.04(c)(v) hereof. For the avoidance of doubt, in the event a Permitted Material Amendment has occurred and the Borrower is in compliance with its obligations pursuant to Section 2.04(c)(v), no Event of Default or Default shall be deemed to have occurred pursuant to this Section 8.08(a).

(b) Except as may be required by law, make any amendment to its Prospectus or registration statement of the Borrower relating to changes in the Borrower’s fundamental Investment Policies without the consent of the Required Lenders; provided that, for the purposes hereof, “fundamental investment policy” is such policy that may not be changed without the “vote of the majority of the outstanding voting securities” (as defined in Section 2(a)(42) of the 1940 Act) of the Borrower.

8.09 Financial Covenant. Allow Indebtedness of the Borrower to exceed the limits set forth in the Borrower’s Prospectus or registration statement or the requirements of the 1940 Act; fail to comply with Section 18 of the 1940 Act; or fail to maintain its status as a “limited derivatives user” as that term is defined in Rule 18f-4 under the 1940 Act.

8.10 Sanctions. The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti-Corruption Laws or applicable AML Laws or (ii) (A) to fund any activities or business of or with any Sanctioned Person, or in any country or territory, that, at the time of such funding, is the subject of applicable Sanctions, or (B) in any other manner that would result in a violation of applicable Sanctions by any Person (including any Person participating in the Loans, whether as Administrative Agent, Lender, underwriter, advisor, investor, or otherwise).

8.11 Anti-Corruption Laws; AML Laws. Directly or, to the knowledge of the Borrower, indirectly use the proceeds of any Borrowing for any purpose which would violate the United States Foreign Corrupt Practices Act of 1977 other applicable Anti-Corruption Laws, or any applicable AML Laws.

8.12 Fiscal Year and Accounting Method. Change or otherwise modify its fiscal year or its method of accounting, except as required by GAAP.

8.13 Limitations on Disposals of Investments. The Borrower shall not Dispose of any Investment except for fair value in arm’s-length transactions for cash or non-cash; provided further that no Disposition shall occur:

(a) without reasonable prior notice to the Administrative Agent (or, in the case of any non-cash Disposition, without the prior written consent of the Administrative Agent) for any Disposition that would trigger a mandatory prepayment pursuant to Section 2.06(b):

(b) if a Default or Event of Default would occur as a result of such Disposition or has occurred and is continuing due to the LTV Ratio exceeding the Maximum LTV Percentage; any such Disposition (or any Dispositions in the aggregate) shall be permitted if (x) after giving effect to such Disposition and the application of net cash proceeds from such Disposition (or Dispositions, as applicable), the LTV Ratio will be equal to or less than the Maximum LTV Percentage and (y) the Administrative Agent shall have consented to such Disposition (such consent not to be unreasonably withheld or delayed); or

(c) following the occurrence and during the continuance of a Default or Event of Default other than those described in clause (b) above, without the consent of the Administrative Agent.

8.14 Status of RIC. The Borrower shall at all times maintain its status as a RIC under the Code.

8.15 Subsidiaries. The Borrower shall not create any Subsidiaries.

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan, including any prepayment under Section 2.04(c), or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan, or any facility or other fee due hereunder, or (iii) within three Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.03(a) (and such failure continues for three (3) Business Days), Section 7.05, Section 7.11, Section 7.13 or Article VIII (other than Section 8.08(a) for which clause (d) below applies); or

(c) Other Defaults. The Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) knowledge by the Borrower or (ii) receipt by the Borrower of written notice thereof from the Administrative Agent or any Lender; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made, except to the extent that such representation or warranty is qualified by materiality, then such representation or warranty shall be incorrect or misleading when made or deemed made; or

(e) Cross-Default. The Borrower (i) fails to make any payment when due, after giving effect to all applicable grace period or notice period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause such Indebtedness to be demanded or to become immediately due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that, notwithstanding anything to the foregoing and for the avoidance of doubt, any non-prepayment or any failure to observe or perform by the Borrower with respect to any Preferred Securities that may be issued from time to time by the Borrower shall not constitute a Default or Event of Default under this clause (e); or

(f) Insolvency Proceedings. The Borrower or the Investment Manager shall: (i) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, intervenor, liquidator or provisional liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; (vi) take partnership, limited partnership, exempted limited partnership, limited liability company or corporate action for the purpose of effecting any of the foregoing; or (vii) take any analogous procedure or step in any other applicable jurisdiction; or

(g) Involuntary Insolvency Proceedings. An order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Borrower, the Investment Manager appointing a receiver, interim receiver, receiver and manager, custodian, trustee, intervenor, liquidator or provisional liquidator of the Borrower or the Investment Manager of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed or shall not otherwise have been vacated, discharged, and in effect for a period of sixty (60) days; or

(h) [Reserved]; or

(i) Judgments. There is entered against the Borrower (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non- monetary final judgments in an amount exceeding the Threshold Amount or that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) in the case of a money judgment, such judgment remains unpaid and there is a period of 45 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(j) ERISA. The Borrower or any ERISA Affiliate incurs any liability under or with respect to any Plan that would reasonably be expected to cause a Material Adverse Effect. The assets of the Borrower constitute “plan assets” (within the meaning of the Plan Asset Regulations); or

(k) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or a securityholder thereof contests in any manner the validity or enforceability of any Loan Document; or the Borrower denies that the Borrower has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(l) [Reserved]; or

(m) Investment Manager. The Investment Manager shall no longer act as the sole investment advisor to the Borrower; or

(n) 1940 Act. If at any time the Borrower fails to comply with Section 18 of the 1940 Act (subject to any applicable cure periods provided therein) or the rules thereunder; or

(o) Security. The Administrative Agent shall cease to have a perfected, first priority security interest and lien (subject only to such Permitted Liens) in and to all Collateral (other than solely as the result of an action or failure to act on the part of the Administrative Agent).

9.02 Remedies Upon Event of Default. If an Event of Default occurs and is continuing, then the Administrative Agent may, and, upon the request of the Required Lenders, shall take one or more of the following actions as determined by the Administrative Agent in its discretion:

(a) declare the commitment(s) of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) (i) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and (ii) enforce the Liens upon the Collateral for payment;

(c) exercise on behalf of itself and the Lenders, all rights and remedies available to it and the Lenders under the Loan Documents; and

(d) direct that any funds or Investments held in the Collateral Accounts shall be withdrawn or sold by Account Bank or Custodian, as applicable, to prepay the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document in their entirety; and

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

9.03 Application of Funds.

(a) After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations or any Collateral shall, subject to the provisions of Section 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the percentage that the Total Credit Exposure of each Lender bears to the Total Outstandings;

Fourth, to payment of Permitted RIC Distributions;

Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the percentage that the Total Credit Exposure of each Lender bears to the Total Outstandings; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

(b) The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any such application in a currency (the “Application Currency”) other than that in which such sum is denominated in an Agreement Currency, be discharged only to the extent that on the Business Day following the date of any such application by the Administrative Agent of any such amount in the Application Currency, the Administrative Agent, may, in accordance with normal banking procedures, purchase the Agreement Currency with the Application Currency. If the amount of the Agreement Currency so purchased is less than the Obligations originally due to the Administrative Agent or any applicable Lender from the Borrower in the Agreement Currency, the Borrower acknowledge that the applicable Obligations shall remain outstanding to the extent of such difference. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any applicable Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

ARTICLE X ADMINISTRATIVE AGENT

10.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints CIBC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrower or any of its Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.

(d) shall not be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

(e) shall not be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be an Eligible Assignee and a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent who is not a Competitor and who meets the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) Any successor Administrative Agent appointed hereunder shall be an existing Lender at the time of such appointment.

10.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

10.08 [Reserved].

10.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (k) of Section I of PTE 84-14, as applicable, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Section I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.11 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE XI MISCELLANEOUS

11.01 Amendments, Etc. Subject to Section 2.18, Section 2.19, Section 3.03 and as otherwise specifically set forth herein, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by all Lenders and the Borrower, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) release any Liens granted under the Loan Documents on all of or substantially all of the Collateral;

(b) waive any condition set forth in Section 4.01(a) or, in the case of the initial Borrowing, Section 4.02, without the written consent of each Lender;

(c) extend or increase the Commitment(s) of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender, it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default or mandatory prepayment shall not constitute an increase of any Commitment of any Lender;

(d) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(e) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(f) change Section 9.03 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments or the pro rata sharing of payments otherwise required hereunder without the written consent of each Lender;

(g) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or

(h) subordinate or have the effect of subordinating, the Obligations hereunder to right of payment to any other Indebtedness, without the written consent of each Lender directly and adversely affected thereby, unless all directly and adversely affected Lenders are provided an opportunity to participate on a pro rata basis in such other Indebtedness;

and provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement; provided that the Administrative Agent shall provide each such amendment implementing such changes to the Lenders reasonably promptly after such amendment becomes effective.

11.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent (and, if necessary, one local counsel in each applicable jurisdiction)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of one counsel for the Administrative Agent or the Lenders and if necessary one local counsel in each applicable jurisdiction and one additional counsel for each affected party in the event of a conflict of interest), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one counsel to the Indemnitees taken as a whole and, if necessary, one firm of local counsel in each appropriate jurisdiction, and, in the case of an actual or perceived conflict of interests where the Indemnitee affected by such conflict informs the Borrower of such conflict, one additional counsel to each group of affected Indemnitees similarly situated taken as a whole), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, or willful misconduct of such Indemnitee or, (y) result from a claim brought by the Borrower against an Indemnitee for a breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01, this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent). The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party hereto may (and no Indemnitee will be permitted to) assert, and each party hereto hereby waive, and acknowledge that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of any Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that prior to an Event of Default that has occurred and is continuing for sixty (60) days, the assignee shall not be a Competitor; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any unfunded Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates, (B) to any Defaulting Lender, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person) or (D) prior to an Event of Default that has occurred and is continuing for sixty (60) days, to a Competitor or any of its Affiliates.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender, subject to Section 2.11. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, (i) each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation and (ii) prior to an Event of Default that has occurred and is continuing for sixty (60) days, no Lender may sell participation shall not be a Competitor.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.07 Treatment of Certain Information; Confidentiality.

(a) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c), (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or (iii) any credit insurance provider relating to the Borrower and their Obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or any of its respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

(c) The Borrower consents to the publication by Administrative Agent and the Lenders of customary tombstones relating to the financing transactions contemplated by this Agreement using the Borrower’s name, product photographs, logo or trademark. The Administrative Agent or such Lender shall provide a draft of any such tombstone to the Borrower for review sufficiently in advance of publication to any such tombstone.

11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff hereunder, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower, in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

No Lender shall be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto.

11.14 Governing Law; Jurisdiction; Etc.. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE FOREGOING, SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS BORROWER AT ITS ADDRESS FOR NOTICES PROVIDED FOR IN SECTION 11.02.

11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender, has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, nor any Lender, has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17 Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. the Borrower and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

The Borrower and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.18 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

11.19 USA PATRIOT Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

11.20 English Language. The Borrower expressly require that this document and all documents accessory hereto be drawn up in English and the Administrative Agent and each Lender, because of the customer’s requirement and by making such documents available to the customer in the English language, expresses the same requirement.

11.21 [Reserved].

11.22 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.23 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 11.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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